Exhibit 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------


We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 24, 2005, relating to the financial statements of iBasis, Inc. and subsidiaries appearing in the Annual Report on Form 10-K of iBasis, Inc. for the year ended December 31, 2004, (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in the method of accounting for goodwill and other intangible assets).

DELOITTE & TOUCHE LLP
Boston, Massachusetts
September 9, 2005